UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 1, 2014

GRANITE CONSTRUCTION INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12911	77-0239383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
585 West Beach Street Watsonville, California 95076
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (831) 724-1011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On August 1, 2014, Granite Construction Incorporated (the “Company”) issued a press release with respect to its earnings for the quarter ended June 30, 2014, a copy of which is attached as Exhibit 99.1 and incorporated herein by reference.

The press release referred to above contains certain non-GAAP financial measures.  These measures include EBITDA and Consolidated EBITDA Margin.  Management believes that these non-GAAP financial measures are useful in evaluating operating performance and are regularly used by securities analysts, institutional investors and other interested parties, and that such supplemental measures facilitate comparisons between companies that have different capital and financing structures and/or tax rates. However, the reader is cautioned that any non-GAAP financial measures provided by the Company are provided in addition to, and not as alternatives for, the Company's reported results prepared in accordance with GAAP.  Items that may have a significant impact on the Company's financial position, results of operations and cash flows must be considered when assessing the Company's actual financial condition and performance regardless of whether these items are included in non-GAAP financial measures.  The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures.  As a result, any non-GAAP financial measures provided by the Company may not be comparable to similar measures provided by other companies.

The information set forth is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition” and shall not be deemed “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, nor shall the information, including the Exhibit, be deemed incorporated by reference in any filing of the Company, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits. The following exhibits are attached hereto and furnished herewith:

Exhibit Number	Description

99.1	Press Release of the Company, dated August 1, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE CONSTRUCTION INCORPORATED

		By:	/s/ Laurel J. Krzeminski
Laurel J. Krzeminski
Senior Vice President and Chief Financial Officer

Date:	August 1, 2014

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release of the Company, dated August 1, 2014